Exhibit 99.1

P. O. Box 1980
Winchester, VA 22604-8090

Contact:	Kevin Dunnigan Treasury Director 540-665-9100

AMERICAN WOODMARK CORPORATION ANNOUNCES SECOND QUARTER RESULTS

WINCHESTER, Virginia (November 26, 2019) -- American Woodmark Corporation (NASDAQ: AMWD) (the "Company") today announced results for its second fiscal quarter ended October 31, 2019.

Net sales for the second fiscal quarter increased 0.7% to $428.0 million compared with the same quarter of the prior fiscal year. Net sales for the first six months of the current fiscal year increased 0.2% to $855.4 million from the comparable period of the prior fiscal year.  The Company experienced growth in the builder channel during the second quarter and first six months of fiscal year 2020, which was offset by declines in the home center and independent dealers and distributors channels.

Net income was $22.2 million ($1.31 per diluted share) for the second quarter of the current fiscal year compared with $18.5 million ($1.05 per diluted share) in the same quarter of the prior fiscal year. Net income for the current quarter was positively impacted by higher sales, lower selling and marketing expense and lower interest expense. Net income for the first six months of the current fiscal year was $49.0 million ($2.90 per diluted share) compared with $43.3 million ($2.46 per diluted share) for the same period of the prior fiscal year.  Adjusted EPS per diluted share was $1.84 for the second quarter of the current fiscal year compared with $1.60 in the same quarter of the prior fiscal year and $3.97 for the first six months of the current fiscal year compared with $3.64 for the same period of the prior fiscal year.

Adjusted EBITDA for the second fiscal quarter was $62.9 million, or 14.7% of net sales, compared to $60.8 million, or 14.3% of net sales, for the same quarter of the prior fiscal year. Adjusted EBITDA for the first six months of the fiscal year was $132.5 million, or 15.5% of net sales, compared to $128.9 million, or 15.1% of net sales, for the same period of the prior fiscal year.

“Relative to the overall market, we are pleased with our revenue and margin performance in the second fiscal quarter,” said Cary Dunston, Chairman and CEO.  “Our new construction and stock home center business net sales growth was strong.  Adjusted EBITDA margins improved over the prior year as our operational performance allowed us to continue to offset much of the cost headwinds we are facing.”

Cash provided by operating activities for the first six months of the current fiscal year was $86.2 million and free cash flow totaled $66.1 million. The Company paid down $72.0 million of its term loan facility during the first six months of the current fiscal year.

About American Woodmark

American Woodmark Corporation manufactures and distributes kitchen, bath and home organization products for the remodeling and new home construction markets.  Its products are sold on a national basis directly to home centers, builders and through a network of independent dealers and distributors.  At October 31, 2019, the Company operated eighteen manufacturing facilities in the United States and Mexico and eight primary service centers located throughout the United States.

Use of Non-GAAP Financial Measures

We have presented certain financial measures in this press release which have not been prepared in accordance with U.S. generally accepted accounting principles (GAAP). Definitions of our non-GAAP financial measures and a reconciliation to the most directly

AMWD Announces Second Quarter Results

November 26, 2019

comparable financial measure calculated in accordance with GAAP are provided below following the financial highlights under the heading "Non-GAAP Financial Measures."

Safe harbor statement under the Private Securities Litigation Reform Act of 1995: All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors that may be beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. The Company does not undertake to publicly update or revise its forward looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

AMERICAN WOODMARK CORPORATION

Unaudited Financial Highlights

(in thousands, except share data)

Operating Results

	Three Months Ended		Six Months Ended
	October 31		October 31
	2019	2018	2019	2018

Net sales	$428,016	$424,878	$855,381	$853,840
Cost of sales & distribution	340,966	338,116	673,812	671,342
Gross profit	87,050	86,762	181,569	182,498
Sales & marketing expense	20,451	22,986	41,138	45,924
General & administrative expense	29,900	28,718	59,332	58,548
Restructuring charges	(188)	(406)	(207)	2,035
Operating income	36,887	35,464	81,306	75,991
Interest expense, net	7,436	8,943	15,524	18,368
Other (income) expense, net	(527)	1,112	(534)	(325)
Income tax expense	7,815	6,921	17,272	14,693
Net income	$22,163	$18,488	$49,044	$43,255

Earnings Per Share:
Weighted average shares outstanding - diluted	16,955,835	17,588,449	16,932,236	17,589,767

Net income per diluted share	$1.31	$1.05	$2.90	$2.46

AMWD Announces Second Quarter Results

November 26, 2019

Condensed Consolidated Balance Sheet
(Unaudited)
	October 31	April 30
	2019	2019

Cash & cash equivalents	$51,435	$57,656
Investments - certificates of deposit	—	1,500
Customer receivables	120,118	125,901
Inventories	119,758	108,528
Income taxes receivable	2,704	1,009
Other current assets	15,009	11,441
Total current assets	309,024	306,035
Property, plant & equipment, net	206,899	208,263
Operating lease assets, net	89,662	—
Trademarks, net	3,889	5,555
Customer relationship intangibles, net	190,278	213,111
Goodwill	767,612	767,612
Other assets	31,300	29,355
Total assets	$1,598,664	$1,529,931

Current portion - long-term debt	$2,320	$2,286
Accounts payable & accrued expenses	167,089	147,304
Total current liabilities	169,409	149,590
Long-term debt	617,930	689,205
Deferred income taxes	59,636	64,749
Long-term operating lease liabilities	72,067	—
Other liabilities	4,714	6,034
Total liabilities	923,756	909,578
Stockholders' equity	674,908	620,353
Total liabilities & stockholders' equity	$1,598,664	$1,529,931

Condensed Consolidated Statements of Cash Flows
(Unaudited)
	Six Months Ended
	October 31
	2019	2018

Net cash provided by operating activities	$86,232	$107,667
Net cash used by investing activities	(18,288)	(19,717)
Net cash used by financing activities	(74,165)	(108,498)
Net decrease in cash and cash equivalents	(6,221)	(20,548)
Cash and cash equivalents, beginning of period	57,656	78,410

Cash and cash equivalents, end of period	$51,435	$57,862

AMWD Announces Second Quarter Results

November 26, 2019

Non-GAAP Financial Measures

We have reported our financial results in accordance with generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using the non-GAAP measures described below.

Management believes all of these non-GAAP financial measures provide an additional means of analyzing the current period’s results against the corresponding prior period’s results. However, these non-GAAP financial measures should be viewed in addition, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Adjusted EPS per diluted share

We use Adjusted EPS per diluted share in evaluating the performance of our business and profitability. Management believes that this measure provides useful information to investors by offering additional ways of viewing the Company’s results by providing an indication of performance and profitability excluding the impact of unusual and/or non-cash items. We define Adjusted EPS per diluted share as diluted earnings per share excluding the per share impact of (1) expenses related to the RSI acquisition and subsequent restructuring charges, (2) the amortization of customer relationship intangibles and trademarks, (3) net gain on debt forgiveness and modification and (4) the tax benefit of RSI acquisition expenses and subsequent restructuring charges, the net gain on debt forgiveness and modification and the amortization of customer relationship intangibles and trademarks. The amortization of intangible assets is driven by the RSI acquisition and will recur in future periods. Management has determined that excluding amortization of intangible assets from our definition of Adjusted EPS per diluted share will better help it evaluate the performance of our business and profitability and we have also received similar feedback from some of our investors regarding the same.

Adjusted EBITDA and Adjusted EBITDA margin

We use Adjusted EBITDA and Adjusted EBITDA margin in evaluating the performance of our business, and we use each in the preparation of our annual operating budgets and as indicators of business performance and profitability. We believe Adjusted EBITDA and Adjusted EBITDA margin allow us to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance.

We define Adjusted EBITDA as net income adjusted to exclude (1) income tax expense, (2) interest expense, net, (3) depreciation and amortization expense, (4) amortization of customer relationship intangibles and trademarks, (5) expenses related to the RSI acquisition and subsequent restructuring charges, (6) stock-based compensation expense, (7) gain/loss on asset disposals, (8) change in fair value of foreign exchange forward contracts and (9) net gain on debt forgiveness and modification. We believe Adjusted EBITDA, when presented in conjunction with comparable GAAP measures, is useful for investors because management uses Adjusted EBITDA in evaluating the performance of our business.

We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of net sales.

Free cash flow

To better understand trends in our business, we believe that it is helpful to subtract amounts for capital expenditures consisting of cash payments for property, plant and equipment and cash payments for investments in displays from cash flows from continuing operations which is how we define free cash flow. Management believes this measure gives investors an additional perspective on cash flow from operating activities in excess of amounts required for reinvestment. It also provides a measure of our ability to repay our debt obligations.

Net leverage

Net leverage is a performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

We define net leverage as net debt (total debt less cash and cash equivalents) divided by the trailing 12 months Adjusted EBITDA.

AMWD Announces Second Quarter Results

November 26, 2019

A reconciliation of these non-GAAP financial measures and the most directly comparable measures calculated and presented in accordance with GAAP are set forth on the following tables:

Reconciliation of Adjusted Non-GAAP Financial Measures to the GAAP Equivalents

	Three Months Ended		Six Months Ended
	October 31		October 31
(in thousands)	2019	2018	2019	2018

Net income (GAAP)	$22,163	$18,488	$49,044	$43,255
Add back:
Income tax expense	7,815	6,921	17,272	14,693
Interest expense, net	7,436	8,943	15,524	18,368
Depreciation and amortization expense	12,164	11,458	24,027	22,226
Amortization of customer relationship intangibles
and trademarks	12,250	12,250	24,500	24,500
EBITDA (Non-GAAP)	$61,828	$58,060	$130,367	$123,042
Add back:
Acquisition related expenses (1)	(130)	649	(89)	3,410
Change in fair value of foreign exchange forward
contracts (2)	(152)	993	(96)	199
Stock-based compensation expense	1,178	836	2,075	1,622
Loss on asset disposal	151	230	217	584
Adjusted EBITDA (Non-GAAP)	$62,875	$60,768	$132,474	$128,857

Net Sales	$428,016	$424,878	$855,381	$853,840
Adjusted EBITDA margin (Non-GAAP)	14.7%	14.3%	15.5%	15.1%

(1) Acquisition related expenses are comprised of expenses related to the acquisition of RSI Home Products, Inc. and the subsequent restructuring charges that the Company incurred.
(2) In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company manages these risks through the use of foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other expense (income) in the operating results.

AMWD Announces Second Quarter Results

November 26, 2019

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended		Six Months Ended
	October 31		October 31
(in thousands, except share data)	2019	2018	2019	2018

Net income (GAAP)	$22,163	$18,488	$49,044	$43,255
Add back:
Acquisition related expenses	(130)	649	(89)	3,410
Amortization of customer relationship intangibles
and trademarks	12,250	12,250	24,500	24,500
Tax benefit of add backs	(3,103)	(3,291)	(6,200)	(7,089)
Adjusted net income (Non-GAAP)	$31,180	$28,096	$67,255	$64,076

Weighted average diluted shares	16,955,835	17,588,449	16,932,236	17,589,767
Adjusted EPS per diluted share (Non-GAAP)	$1.84	$1.60	$3.97	$3.64

Free Cash Flow

	Six Months Ended
	October 31
	2019	2018

Cash provided by operating activities	$86,232	$107,667
Less: Capital expenditures (1)	20,101	18,150
Free cash flow	$66,131	$89,517

(1) Capital expenditures consist of cash payments for property, plant and equipment and cash payments for investments in displays. During the first six months of fiscal 2020 and 2019, approximately $0.6 million and $4.6 million, respectively, in cash outflows were incurred related to the new company headquarters.

AMWD Announces Second Quarter Results

November 26, 2019

Net Leverage

Twelve Months Ended
October 31
(in thousands)	2019

Net income (GAAP)	$89,477
Add back:
Income tax expense	29,779
Interest expense, net	32,808
Depreciation and amortization expense	47,247
Amortization of customer relationship intangibles
and trademarks	49,000
EBITDA (Non-GAAP)	$248,311
Add back:
Acquisition related expenses (1)	619
Change in fair value of foreign exchange forward contracts (2)	(295)
Net gain on debt forgiveness and modification (3)	(5,266)
Stock-based compensation expense	3,493
Loss on asset disposal	1,605
Adjusted EBITDA (Non-GAAP)	$248,467

As of October 31
2019
Current maturities of long-term debt	$2,320
Long-term debt, less current maturities	617,930
Total debt	620,250
Less: cash and cash equivalents	(51,435)
Net debt	$568,815

Net leverage (4)	2.29

(1) Acquisition related expenses are comprised of expenses related to the acquisition of RSI Home Products, Inc. and the subsequent restructuring charges that the Company incurred.
(2) In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company manages these risks through the use of foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other expense (income) in the operating results.
(3) The Company had loans and interest forgiven relating to four separate economic development loans totaling $5.5 million for fiscal year 2019, and the Company incurred $0.3 million in loan modification expense in connection with an amendment to the credit agreement during fiscal year 2019.
(4) Net debt divided by Adjusted EBITDA for the twelve months ended October 31, 2019.

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